UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2021

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 Lookout Rd. Boulder,CO	80301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 643-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 14, 2021, the board of directors (the “Board”) of Viridian Therapeutics, Inc. (the “Company”) appointed Jennifer K. Moses as a member of the Board. Ms. Moses will serve as a Class II director until the Company’s 2023 Annual Meeting of Stockholders or until her successor is duly elected and qualified, effective immediately. Ms. Moses was also appointed as Chair of the Audit Committee of the Board.

Ms. Moses, age 46, has served as the Chief Financial Officer of G1 Therapeutics, Inc. (Nasdaq: GTHX) (“G1”), a commercial-stage oncology company, since May 2019 and previously served as Vice President of Finance and Accounting of G1 from March 2015 to May 2019. Prior to G1, Ms. Moses was a partner at Rankin McKenzie, LLC, from October 2007 to February 2015, where she served as acting chief financial officer and controller for venture-backed companies. Before joining Rankin McKenzie, Ms. Moses held roles of increasing responsibility at Deloitte, including providing tax services to clients and later focusing on strategic planning and internal communications in the Office of the CEO of Deloitte Tax. Ms. Moses earned her B.S. in Accounting from The Pennsylvania State University and is a certified public accountant in the State of North Carolina.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 30, 2021, Ms. Moses will receive an annual cash retainer of $55,000 for her service as a member of the Board and Chair of the Audit Committee. In addition, Ms. Moses will be granted an option to purchase 25,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Capital Market on July 14, 2021. The shares underlying the option will vest and become exercisable in equal monthly installments over a three-year period following the date of grant, subject to Ms. Moses’ continued service to the Company. The equity awards will be made under the Company’s 2016 Amended and Restated Equity Incentive Plan. Ms. Moses has entered into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.32 to the Company’s Form S-4 filed on December 2, 2016.

There are no arrangements or understandings between Ms. Moses and any other persons pursuant to which she was elected as a director of the Company. There are no family relationships between Ms. Moses and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On July 15, 2021, the Company issued a press release announcing Ms. Moses’ appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated July 15, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: July 15, 2021	By:	/s/ Jonathan Violin
Jonathan Violin
President, Chief Executive Officer, and Director